Exhibit 99.2

GMS Quarterly Review Fiscal Q3 2019

Safe Harbor and Basis of Presentation Forward-Looking Statement Safe Harbor - This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates and the economy generally, statements about growth potential across the Company’s business and the ability to deliver growth and value creation, and the anticipated benefits of the Company’s cost reduction and operational improvements plan, including future SG&A savings, contained in this press release are forward-looking statements. In addition, forward looking statements may include statements regarding the Company’s expectations concerning management's plans for execution of a stock repurchase program, including the maximum amount, manner and duration of purchases of the Company’s common stock under its authorized stock repurchase program. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which GMS distributes; general economic and business conditions in the United States and Canada; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; the possibility that the expected synergies and cost savings and final impacts from the Titan acquisition will not be realized, or will not be realized within the expected time period; the risk that the GMS and Titan businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships and to accomplish other GMS objectives; the risk of customer attrition; our ability to efficiently manage and control our costs and the success of our previously announced cost reduction plan; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2018, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of March 5, 2019. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to March 5, 2019. Use of Non-GAAP and Adjusted Financial Information - To supplement GAAP financial information, we use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States. Please see the Appendix to this presentation for a further discussion on these non-GAAP measures and a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures. 2

Fiscal Q3 2019 Highlights

Fiscal Q3 2019 Highlights	

Fiscal Q3 2019 Highlights

- We achieved record third quarter results
  - Net sales increased 23.6% to a record $723.9 million
    - Organic net sales growth of 6.6%
    - Wallboard sales increased 16.0% (3.9% organic)
    - Ceilings sales increased 16.4% (10.6% organic)
    - Steel framing sales increased 21.4% (13.1% organic)
    - Other product sales increased 43.6% (4.5% organic)
  - Reported net income of $5.8 million, or $0.14 per diluted share
  - Adjusted net income of $17.3 million, or $0.41 per diluted share (1)
  - Adjusted EBITDA increased 41.5% to $59.7 million (1)
- Generated strong cash flows during the quarter, enabling us to reduce our net debt by $32.8 million and repurchase ~691,000 shares for $11.5 million
- Titan integration progressing well; purchasing synergies being realized
- Opened one greenfield location near Akron, OH in November 2018, for a current total of four this fiscal year

Other Highlights

- Completed the acquisition of Commercial Builders Group, LLC in southern Louisiana on March 4, 2019
- We remain encouraged by what we are seeing across our business and in the broader economy despite questions about current macro outlook

(1) For a reconciliation of Adjusted Net Income and Adj. EBITDA to Net Income, the most directly comparable GAAP metric, see Appendix.

GMS

3

Fiscal Q3 2019 Performance Gross Profit ($ mm) Gross Profit & Margin Net Sales & Mix 4 Net Sales ($ mm) +23.6% YOY Organic net sales growth of 6.6% Wallboard: +3.9% organic (Volume flat/Price ~+4%) Ceilings: +10.6% organic (Volume ~ +3%/Price ~ +7%) Steel: +13.1% organic (Volume ~+3%/Price ~+10%) Other: +4.5% Gross Profit up 19.9% as a result of higher sales, including the positive impact of acquisitions and pricing improvement Gross margin of 32.4% down from 33.4% last year due to increased product costs and changes in product mix On a sequential basis, gross margin improved 20 basis points from 32.2% in Q2 $585.5 $723.9 $0 $100 $200 $300 $400 $500 $600 $700 $800 Fiscal Q3 2018 Fiscal Q3 2019 44% 15% 17% 24% 41% 15% 16% 28%

Fiscal Q3 2019 Performance Adj. EBITDA ($ mm) Net Income & Adjusted EBITDA (1) For a reconciliation of Adj. SG&A to reported SG&A and Adj. EBITDA and Adj. Net Income to Net Income, the most directly comparable GAAP metrics, see Appendix. Fiscal Q3 2019 includes the $5.9 million favorable impact to Adjusted SG&A and Adjusted EBITDA related to the amendment of existing GMS equipment operating leases to capital leases. We have excluded this impact for comparability. +41.5% YOY 5 26.3% 24.2% SG&A and Adjusted SG&A (1) Adj. SG&A ($ mm) 7.2% 8.2% SG&A% ex. Leases(2): 25.0% -130 bps Reported net income was $5.8 million in Q3 2019 and $19.7 million in Q3 2018 Adjusted net income was $17.3 million in Q3 2019 and $15.3 million in Q3 2018 Adjusted EBITDA up 41.5% as a result of contributions from Titan, increased operating leverage, continued pricing improvement and favorable lease accounting Adjusted EBITDA margin up 100 bps year over year; excluding leases, up 20 bps Reported SG&A was $178.2 million (24.6% of sales) in Q3 2019 and $156.3 million (26.7% of sales) in Q3 2018 Adjusted SG&A was $175.5 million (24.2% of sales) in Q3 2019 and $153.9 million (26.3% of sales) in Q3 2018 Adjusted SG&A as % of sales reduced by 210 bps from 26.3% in Q3 2018 to 24.2% in Q3 2019: 130 bps due to increased cost efficiencies and contributions from Titan, partially offset by continuing inflationary pressures, primarily in logistics Remaining 80 bps due to lease changes Margin ex. Leases(2): 7.4% +20 bps $42.2 $59.7 $0 $10 $20 $30 $40 $50 $60 $70 Fiscal Q3 2018 Fiscal Q3 2019 $153.9 $175.5 $0 $25 $50 $75 $100 $125 $150 $175 Fiscal Q3 2018 Fiscal Q3 2019

Attractive Capital Structure

Commentary

- Generated $59.8 million of cash from operations and $55.6 million of free cash flow (1) during the quarter, reducing net debt by $32.8 million and repurchasing $11.5 million of common stock
- Post Titan transaction capital structure as of 1/31/19:
  - Reflects the June 1, 2018 $627 million acquisition of WSB Titan
  - Pro Forma leverage of 3.8x Net Debt / LTM Pro Forma Adj. EBITDA (2)
  - Compares favorably to 6.0x Net Debt / LTM Pro Forma Adj. EBITDA as of 4/30/14 and 4.3x pre-IPO
- Substantial liquidity, with $74.3 million of cash on hand and an additional $220 million available under our ABL Facilities
- First Lien Term Loan at L+275 (>75% of total long term debt) matures 2025
- In order to hedge against potential future interest rate volatility, entered into an interest rate swap agreement in February. This agreement effectively provides a fixed rate on $500 million of our first lien term debt

Leverage Summary

($ mm)	7/31/18 LTM	10/31/18 LTM	1/31/19 LTM
Cash and cash equivalents	$37	$53	$74
Asset-Based Revolver	$215	$153	$138
First Lien Term Loan (3)(4)	978	976	975
Capital Lease Obligations	94	100	105
Installment Notes (5)	16	15	16
Total Debt	**$1,304**	**$1,245**	**$1,234**
Total Net Debt	**$1,267**	**$1,192**	**$1,160**
PF Adj. EBITDA (2)	**$304**	**$310**	**$305**
Total Debt / PF Adj. EBITDA	**4.3x**	**4.0x**	**4.0x**
Net Debt / PF Adj. EBITDA	**4.2x**	**3.8x**	**3.8x**

Net Debt / PF Adjusted EBITDA (2)


4.2x
3.8x
3.8x
7/31/18 LTM
10/31/18 LTM
01/31/19 LTM

(1) Free cash flow is a non-GAAP financial measure defined as net cash provided by operations less capital expenditures. Differences may occur due to rounding.
(2) See appendix for a reconciliation of Pro Forma Adjusted EBITDA.
(3) Net of unamortized discount of $2.4mm, $2.3mm and $2.2mm as of July 31, 2018, October 31, 2018 and January 31, 2019, respectively.
(4) Net of deferred financing costs of $13.6mm, $13.1mm and $12.6mm as of July 31, 2018, October 31, 2018 and January 31, 2019, respectively.
(5) Net of unamortized discount of $1.5mm, $1.4mm and $1.3mm as of July 31, 2018, October 31, 2018 and January 31, 2019, respectively.

6

Leading Specialty Distributor Poised for Continued Growth 7 Market – Leading Distributor of Interior Building Products with significant scale and local expertise Differentiated Service Model Drives Market Leadership Multiple Levers to Drive Market Leading Growth – Organic Growth, Greenfields, M&A, Operating Leverage Capitalizing on growth in Large, Diverse End Markets Entrepreneurial Culture with Dedicated Employees and Experienced Leadership Driving Superior Execution

Appendix

Summary Quarterly Financials

(In millions, except per share data) *(Unaudited)*	1Q18	2Q18	3Q18	4Q18	FY18	1Q19	2Q19	3Q19
Wallboard Volume (MSF)	914	929	826	878	3,548	985	1,025	912
Wallboard Price ($ / '000 Sq. Ft.)	$ 311	$ 311	$ 312	$ 319	$ 313	$ 323	$ 326	$ 326
Wallboard	$ 285	$ 288	$ 256	$ 280	$ 1,110	$ 318	$ 335	$ 297
Ceilings	100	102	90	96	387	116	118	105
Steel framing	105	103	97	107	412	129	136	117
Other products	153	155	142	153	603	215	245	204
Net sales	642	648	586	636	2,511	778	834	724
Cost of sales	437	436	390	430	1,693	533	566	490
Gross profit	205	212	195	206	819	245	268	234
Gross margin	*31.9%*	*32.8%*	*33.4%*	*32.4%*	*32.6%*	*31.5%*	*32.2%*	*32.4%*
Operating expenses:								
Selling, general and administrative expenses	156	160	156	162	634	185	185	178
Depreciation and amortization	16	17	16	16	66	26	31	30
Total operating expenses	172	177	173	178	699	212	216	208
Operating income	33	36	23	28	119	33	52	26
Other (expense) income:								
Interest expense	(8)	(8)	(8)	(8)	(31)	(16)	(19)	(20)
Change in fair value of financial instruments	(0)	(0)	(0)	(5)	(6)	(6)	(0)	-
Write-off of discount and deferred financing costs	(0)	-	-	-	(0)	-	-	-
Other income, net	0	1	1	1	2	1	0	1
Total other expense, net	(7)	(8)	(7)	(13)	(36)	(22)	(19)	(19)
Income from continuing operations, before tax	25	28	15	15	84	11	33	7
Income tax expense (benefit)	10	10	(4)	5	21	3	8	1
Net income	$ 15	$ 18	$ 20	$ 10	$ 63	$ 9	$ 25	$ 6
Business Days	**64**	**65**	**62**	**63**	**254**	**64**	**65**	**62**
Net Sales by Business Day	$ 10.0	$ 10.0	$ 9.4	$ 10.1	$ 9.9	$ 12.2	$ 12.8	$ 11.7
Base Business Branches (1) (2)	206	206	207	207	207	209	209	211
Acquired Branches (2)	-	4	5	7	7	37	38	38
Total Branches	**206**	**210**	**212**	**214**	**214**	**246**	**247**	**249**

FY19 Business Days

1Q19	64 days
2Q19	65 days
3Q19	62 days
4Q19	63 days
FY19	**254 days**

Note: Fiscal year end April 30.
(1) Includes greenfields, which we consider extensions of "base business."
(2) FY18 acquired branches have been updated to reflect the number of acquired branches that are included within the sales from acquisitions

GMS
GYPSUM MANAGEMENT & SUPPLY

9

Quarterly Cash Flows

($ in millions) (Unaudited)	Historical							
	1Q18	2Q18	3Q18	4Q18	FY18	1Q19	2Q19	3Q19
Net income	$ 15.3	$ 18.0	$ 19.7	$ 9.9	$ 63.0	$ 8.7	$ 24.9	$ 5.8
Non-cash changes & other changes	(0.2)	13.3	14.9	35.3	63.4	7.1	45.3	19.8
Changes in primary working capital components:								
Trade accounts and notes receivable	(12.9)	(8.9)	36.4	(26.3)	(11.8)	(41.0)	(4.4)	68.6
Inventories	(3.3)	(4.0)	(16.3)	(11.2)	(34.8)	(20.9)	16.4	(7.0)
Accounts payable	9.5	5.1	(20.3)	17.1	11.4	(1.7)	11.2	(27.4)
Cash provided by (used in) operating activities	**8.5**	**23.5**	**34.4**	**24.9**	**91.2**	**(47.8)**	**93.5**	**59.8**
Purchases of property and equipment	(5.5)	(2.9)	(5.0)	(10.3)	(23.7)	(3.8)	(5.4)	(4.2)
Proceeds from sale of assets	1.4	0.5	0.4	0.5	2.9	0.3	0.4	0.3
Acquisitions of businesses, net of cash acquired	(3.1)	(15.3)	(5.2)	(4.8)	(28.3)	(575.5)	(3.4)	(0.8)
Cash (used in) investing activities	**(7.2)**	**(17.7)**	**(9.7)**	**(14.6)**	**(49.2)**	**(579.0)**	**(8.4)**	**(4.8)**
Cash provided by (used in) financing activities	**3.9**	**(5.8)**	**(15.5)**	**(2.8)**	**(20.2)**	**627.3**	**(68.7)**	**(33.9)**
Increase in cash and cash equivalents	5.2	0.0	9.2	7.5	21.8	0.4	16.0	21.5
Balance, beginning of period	14.6	19.7	19.8	28.9	14.6	36.4	36.8	52.9
Balance, end of period	**$ 19.7**	**$ 19.8**	**$ 28.9**	**$ 36.4**	**$ 36.4**	**$ 36.8**	**$ 52.9**	**$ 74.3**
Supplemental cash flow disclosures:								
Cash paid for income taxes	$ 1.8	$ 26.7	$ 6.6	$ 3.9	$ 39.0	$ 1.0	$ 9.5	$ 5.7
Cash paid for interest	$ 6.8	$ 7.3	$ 7.1	$ 7.4	$ 28.6	$ 11.0	$ 20.0	$ 14.8

Cash provided by (used in) operating activities	$ 8.5	$ 23.5	$ 34.4	$ 24.9	$ 91.2	$ (47.8)	$ 93.5	$ 59.8
Purchases of property and equipment	(5.5)	(2.9)	(5.0)	(10.3)	(23.7)	(3.8)	(5.4)	(4.2)
Free cash flow (1)	**3.0**	**20.6**	**29.5**	**14.6**	**67.4**	**(51.6)**	**88.1**	**55.6**

(1) Free cash flow is a non-GAAP financial measure defined as net cash provided by operations less capital expenditures. Differences may occur due to rounding.

GMS GYPSUM MANAGEMENT & SUPPLY

10

Quarterly Net Sales Note: Fiscal year end April 30. When calculating our “base business” results, we exclude any branches that were acquired in the current fiscal year, prior fiscal year and three months prior to the start of the prior fiscal year. FY18 quarterly sales from acquisitions have been updated in accordance with our presentation of base business for the FY19 vs. FY18 comparative period. 11 ($ in millions) 1Q18 2Q18 3Q18 4Q18 FY18 1Q19 2Q19 3Q19 (Unaudited) Base Business (1) (2) 642 $ 642 $ 579 $ 627 $ 2,490 $ 681 $ 698 $ 617 $ Acquisitions (2) - 6 7 8 21 97 136 107 Total Net Sales 642 $ 648 $ 586 $ 636 $ 2,512 $ 778 $ 834 $ 724 $ Total Net Sales Growth Wallboard 13.3% 6.9% 0.6% (0.8%) 4.8% 11.6% 16.0% 16.0% Ceilings 15.5% 19.0% 10.5% 9.3% 13.6% 16.2% 16.5% 16.4% Steel Framing 24.1% 7.4% 3.5% 6.8% 10.0% 23.4% 31.5% 21.4% Other Products 19.8% 10.2% 7.4% 5.6% 10.5% 40.7% 58.4% 43.6% Total Net Sales 16.8% 9.5% 4.1% 3.4% 8.3% 21.2% 28.7% 23.6% Base Business Sales Growth Wallboard 4.9% 3.0% (1.0%) (1.4%) 1.5% 2.5% 3.7% 3.9% Ceilings 10.6% 12.9% 7.4% 5.1% 9.0% 8.1% 10.0% 10.6% Steel Framing 10.0% 2.3% 3.6% 5.5% 5.4% 16.1% 21.9% 13.1% Other Products 10.0% 6.1% 7.2% 4.6% 7.0% 4.6% 8.5% 4.5% Total Base Business Net Sales 7.8% 5.1% 2.9% 2.0% 4.5% 6.1% 8.7% 6.6%

Quarterly Net Income to Adjusted EBITDA Adjusted EBITDA Reconciliation Commentary Represents non-cash compensation expenses related to stock appreciation rights agreements Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests Represents non-cash equity-based compensation expense related to the issuance of share-based awards Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility Represents one-time costs related to our initial public offering and acquisitions paid to third party advisors, including fees to financial advisors, accountants, attorneys and other professionals as well as costs related to the retirement of corporate stock appreciation rights. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value Represents mark-to-market adjustments for certain financial instruments Represents costs paid to third party advisors related to the secondary public offerings of our common stock Represents costs paid to third party advisors related to debt refinancing activities 12 ( $ in 000s) 1Q18 2Q18 3Q18 4Q18 FY18 1Q19 2Q19 3Q19 (Unaudited) Net Income 15,343 $ 18,023 $ 19,686 $ 9,919 $ 62,971 $ 8,650 $ 24,912 $ 5,815 $ Add: Interest Expense 7,500 7,917 7,871 8,107 31,395 16,188 19,182 19,526 Add: Write off of debt discount and deferred financing fees 74 - - - 74 - - - Less: Interest Income (23) (26) (44) (84) (177) (236) 203 (10) Add: Income Tax Expense (Benefit) 10,060 9,983 (4,488) 5,328 20,883 2,836 8,059 1,442 Add: Depreciation Expense 5,990 6,023 6,009 6,054 24,075 10,610 11,538 11,919 Add: Amortization Expense 10,355 10,690 10,481 9,928 41,455 15,712 19,249 18,301 EBITDA 49,299 $ 52,610 $ 39,515 $ 39,252 $ 180,676 $ 53,760 $ 83,143 $ 56,993 $ Adjustments Stock appreciation rights expense (A) 590 642 631 455 2,318 334 649 442 Redeemable noncontrolling interests (B) 866 164 340 498 1,868 531 282 (35) Equity-based compensation (C) 473 375 430 418 1,696 404 1,094 1,140 Severance and other permitted costs (D) 205 113 8 256 582 4,836 882 229 Transaction costs (acquisition and other) (E) 159 88 75 3,049 3,370 4,753 841 1,066 (Gain) loss on disposal of assets (390) (207) (51) 139 (509) (121) (173) (118) Effects of fair value adjustments to inventory (F) - 187 89 48 324 4,129 - - Change in fair value of financial instruments (G) 196 238 276 5,415 6,125 6,019 376 - Secondary public offerings (H) 631 - 894 - 1,525 - - - Debt transaction costs (I) 723 35 - 527 1,285 627 51 - Total Add-Backs 3,453 $ 1,635 $ 2,691 $ 10,805 $ 18,582 $ 21,512 $ 4,002 $ 2,724 $ Adjusted EBITDA (as reported) 52,752 $ 54,245 $ 42,207 $ 50,057 $ 199,258 $ 75,272 $ 87,145 $ 59,717 $

LTM Net Income to Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA Reconciliation

($ in 000s) *(Unaudited)*		3Q19 LTM	2018	2017	2016
Net Income		$ 49,296	$ 62,971	$ 48,886	$ 12,564
Add: Interest Expense		63,003	31,395	29,360	37,418
Add: Write off of debt discount and deferred financing fees		-	74	7,103	-
Less: Interest Income		(127)	(177)	(152)	(928)
Add: Income Tax Expense		17,665	20,883	22,654	12,584
Add: Depreciation Expense		40,121	24,075	25,565	26,667
Add: Amortization Expense		63,190	41,455	43,675	37,548
EBITDA		$ 233,148	$ 180,676	$ 177,091	$ 125,853
Adjustments					
Stock appreciation rights expense	(A)	1,880	2,318	148	1,988
Redeemable noncontrolling interests	(B)	1,276	1,868	3,536	880
Equity-based compensation	(C)	3,056	1,695	2,534	2,699
AEA transaction related costs	(D)	-	-	-	-
Severance and other permitted costs	(E)	6,203	581	(157)	379
Transaction costs (acquisition and other)	(F)	9,709	3,370	1,988	3,751
(Gain) loss on disposal of assets		(273)	(509)	(338)	(645)
AEA management fee	(G)	-	-	188	2,250
Effects of fair value adjustments to inventory	(H)	4,177	324	946	1,009
Change in fair value of financial instruments	(I)	11,810	6,125	382	-
Secondary public offerings	(J)	-	1,525	1,385	19
Debt transaction costs	(K)	1,205	1,285	526	-
Total Add-Backs		$ 39,043	$ 18,582	$ 11,138	$ 12,330
Adjusted EBITDA (as reported)		$ 272,191	$ 199,258	$ 188,229	$ 138,183
Contributions from acquisitions	(L)	26,990	1,280	9,500	12,093
Pro Forma Adjusted EBITDA with Acquisitions		$ 299,181	$ 200,538	$ 197,729	$ 150,276
Conversion of GMS Operating Leases	(M)	6,151			
Pro Forma Adjusted EBITDA		$ 305,332			

Commentary

A. Represents non-cash compensation expenses related to stock appreciation rights agreements

B. Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents non-recurring expenses related specifically to the AEA acquisition of GMS

E. Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

F. Represents one-time costs related to our initial public offering and acquisitions (including the Acquisition) paid to third party advisors, including fees to financial advisors, accountants, attorneys and other professionals as well as costs related to the retirement of corporate stock appreciation rights. Also included are one-time bonuses paid to certain employees in connection with the Acquisition

G. Represents management fees paid to AEA, which were discontinued after the IPO

H. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

I. Represents mark-to-market adjustments for certain financial instruments

J. Represents costs paid to third party advisors related to the secondary public offerings of our common stock

K. Represents costs paid to third party advisors related to debt refinancing activities

L. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition, including synergies

M. Represents the favorable impact to Adjusted EBITDA related to the amendment of existing GMS equipment operating leases to capital leases

GMS
GYPSUM MANAGEMENT & SUPPLY

13

Reconciliation of Income Before Taxes to Adjusted Net Income Adjusted Net Income Reconciliation Commentary Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company and the acquisition of Titan. Full year projected amount for FY19 is $49.7 million. Normalized cash tax rate determined based on our estimated taxes for fiscal 2019 excluding the impact of purchase accounting and certain other deferred tax accounts. Includes the effect of 1.1 million shares of equity issued in connection with the acquisition of Titan that are exchangeable for the Company’s common stock. 14 ($ in 000s) 3Q19 3Q18 (Unaudited) Income before taxes 7,257 $ 15,198 $ EBITDA add-backs 2,724 2,692 Write-off of debt discount and deferred financing fees - - Purchase accounting depreciation and amortization (A) 12,395 5,493 Adjusted pre-tax income 22,376 23,383 Adjusted income tax expense 5,035 8,067 Adjusted net income 17,341 15,316 Effective tax rate (B) 22.5% 34.5% Weighted average shares outstanding: Basic 40,912 41,036 Diluted (C) 42,500 42,228 Adjusted net income per share: Basic 0.42 $ 0.37 $ Diluted 0.41 $ 0.36 $

Reconciliation of Gross Profit to Adjusted Gross Profit GAAP Gross Profit Reconciliation Commentary Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value 15 (Unaudited) 1Q18 2Q18 3Q18 4Q18 FY2018 1Q19 2Q19 3Q19 ($ in millions) Gross Profit - Reported 205.1 $ 212.3 $ 195.4 $ 205.8 $ 818.6 $ 244.8 $ 268.2 $ 234.2 $ Adjustments Effects of fair value adjustments to inventory (A) - 0.2 0.1 0.0 0.3 4.1 - - Gross Profit - Adjusted 205.1 $ 212.4 $ 195.5 $ 205.8 $ 818.9 $ 248.9 $ 268.2 $ 234.2 $ Gross Margin - Adjusted 31.9% 32.8% 33.4% 32.4% 32.6% 32.0% 32.2% 32.4%

Reconciliation of SG&A to Adjusted SG&A & Organic Adjusted SG&A

GAAP SG&A Reconciliation

(Unaudited) *($ in millions)*		1Q18	2Q18	3Q18	4Q18	FY2018	1Q19	2Q19	3Q19
SG&A - Reported		$ 156.1	$ 159.9	$ 156.3	$ 161.6	$ 633.9	$ 185.4	$ 185.3	$ 178.2
Adjustments									
Stock appreciation rights (expense) benefit	(A)	(0.6)	(0.6)	(0.6)	(0.5)	(2.3)	(0.3)	(0.6)	(0.4)
Redeemable noncontrolling interests	(B)	(0.9)	(0.2)	(0.3)	(0.5)	(1.9)	(0.5)	(0.3)	0.0
Equity-based compensation	(C)	(0.5)	(0.4)	(0.4)	(0.4)	(1.7)	(0.4)	(1.1)	(1.1)
Severance and other permitted costs	(D)	(0.2)	(0.1)	(0.0)	(0.3)	(0.6)	(4.8)	(0.9)	(0.2)
Transaction costs (acquisition and other)	(E)	(0.2)	(0.1)	(0.1)	(3.0)	(3.4)	(4.8)	(0.8)	(1.1)
Gain (loss) on disposal of assets		0.4	0.2	0.1	(0.1)	0.5	0.1	0.2	0.1
Secondary Public Offering	(F)	(0.6)	-	(0.9)	-	(1.5)	-	-	-
Debt Related Costs	(G)	(0.7)	(0.0)	-	(0.5)	(1.3)	(0.6)	(0.1)	-
SG&A - Adjusted		$ 152.8	$ 158.7	$ 153.9	$ 156.3	$ 621.7	$ 174.1	$ 181.6	$ 175.5
% of net sales		*23.8%*	*24.5%*	*26.3%*	*24.6%*	*24.8%*	*22.4%*	*21.8%*	*24.2%*
SG&A - Acquistions	(H)	$ -	$ 1.0	$ 1.2	$ 0.5	$ 54.6	$ 17.8	$ 25.6	$ 22.8
Organic Adjusted SG&A		$ 152.8	$ 157.7	$ 152.7	$ 155.8	$ 567.1	$ 156.3	$ 156.1	$ 152.7

Commentary

A. Represents non-cash compensation expenses related to stock appreciation rights agreements

B. Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of stock options

D. Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

E. Represents one-time costs related to our initial public offering and acquisitions (including the Acquisition) paid to third party advisors, including fees to financial advisors, accountants, attorneys and other professionals as well as costs related to the retirement of corporate stock appreciation rights.

F. Represents costs paid to third party advisors related to the secondary public offerings of our common stock

G. Represents costs paid to third party advisors related to debt refinancing activities

H. Represents SG&A incurred by any branches that were acquired in the current fiscal year, prior fiscal year and three months prior to the start of the prior fiscal year

GMS
GYPSUM MANAGEMENT & SUPPLY

16

Q&A